Exhibit 10.3

FOURTH AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FOURTH AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (the “Amendment”) is made and effective this March 1, 2011, by and between The Economic Development Authority of Montgomery County, Virginia (“Landlord”), formerly known as The Industrial Development Authority of Montgomery County a public body corporate, having a principal place of business at 755 Roanoke Street, Suite 2 H Christiansburg, Virginia 24073, and Luna Innovations Incorporated (“Tenant”), a Virginia corporation having a principal place of business at 1 Riverside Circle, Suite 400, Roanoke, Virginia 24016.

1. Introduction. Landlord and Tenant previously entered into that certain Industrial Lease Agreement dated as of the 21st day of March, 2006, as amended by the First Amendment dated effective as of May 11, 2006, as amended by the Second Amendment (the “Second Amendment”) dated effective as of July 15, 2009, and as amended by Third Amendment (the “Third Amendment”) dated effective March 23, 2010 (as amended, the “Lease”). Any capitalized terms used but not defined herein shall have the meanings given to them in the Lease. Section 3.1.4 of the original Lease provided for a Letter of Credit against which Landlord could draw upon an Event of Default. The Second Amendment amended the Lease to replace the Letter of Credit with funds deposited in a cash escrow account held by Landlord to serve the same purpose. The Third Amendment amended Section 3.1.4 of the Lease to replace the cash escrow with a Letter of Credit against which Landlord may draw upon the occurrence of an Event of Default, and to release the funds held in escrow. Now, by this Amendment, the parties wish to (i) delete the requirement in the Lease for the Letter of Credit and (ii) add 5,000 square feet of warehouse space to the Premises for which the annual rent shall be $3.00 per square foot, payable contemporaneously up front with the return of the Letter of Credit to Tenant.

Now, therefore, in consideration of the rents, covenants and agreements set forth herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms.

2. Amendment to Delete Letter of Credit. Section 3.1.4 of the Lease is hereby deleted in its entirety. Landlord shall promptly deliver the Letter of Credit to Tenant and hereby represents that it has no claim against the Letter of Credit. Any other references in the Lease to the Letter of Credit shall hereby be deemed to have no further force and effect.

3. Additional Warehouse Space. The Lease is hereby amended to add 5,000 square feet of additional warehouse space to the Premises. Notwithstanding any provision in the Lease to the contrary, the only rent due and payable on this additional 5,000 square feet for the period from the date hereof through September 30, 2012, shall be a lump sum payment by Tenant to Landlord of $3.00 per square foot of annual rent on such additional space, for a total of $23,794.52. Tenant shall pay this lump sum of rent for this additional space to Landlord contemporaneously with receipt of the Letter of Credit. Landlord acknowledges and agrees that Tenant shall not be required to pay the

Common Area Maintenance Fee or any other amounts set forth in the Lease in connection with the lease of the 5,000 square feet of additional space. Except as otherwise provided herein, the additional space shall be subject to the other terms and conditions set forth in the Lease.

4. Miscellaneous.

This Amendment may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

5. Except as specifically amended herein, the Lease shall remain in full force and effect.

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In Witness Whereof, Landlord and Tenant have executed this Amendment as of March 15th, 2011.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF MONTGOMERY COUNTY, VIRGINIA			LUNA INNOVATIONS INCORPORATED

By:	/s/ Todd Murray		By:	/s/ Scott A. Graeff
	Name:	Todd Murray		Name:	Scott A. Graeff
	Title:	Chair		Title:	Interim CFO and Treasurer